Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Brocade Communications Systems, Inc.:

We consent to the incorporation by reference in the registration statement on Form S 8 (Nos. 333-181851, 333 158874, 333 156413, 333 156140, 333 143053, 333 140334, 333 129909, 333 129908, 333 117897, 333 103571, 333 100797, 333 72480, 333 64260, 333 53734, 333 39126, 333 95653, and 333 85187) of Brocade Communications Systems, Inc. of our reports dated December 14, 2012 with respect to the consolidated balance sheets of Brocade Communications Systems, Inc. and subsidiaries as of October 27, 2012 and October 29, 2011 and the related consolidated statements of operations, cash flows, and stockholders’ equity, and comprehensive income (loss) for each of the years in the three year period ended October 27, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 27, 2012, which reports appear in the 2012 annual report on Form 10 K of Brocade Communications Systems, Inc.

/s/ KPMG LLP

Santa Clara, California
December 14, 2012